UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2016

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 20, 2016, Tanger Factory Outlet Centers, Inc. (the "Company") held its Annual Meeting of Shareholders. The first matter on which the common shareholders voted was the election of eight directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
William G. Benton	81,267,376	2,005,640	29,533	5,439,276
Jeffrey B. Citrin	83,126,561	154,499	21,488	5,439,276
David B. Henry	82,998,386	282,595	21,568	5,439,276
Thomas J. Reddin	80,040,402	3,240,719	21,428	5,439,276
Thomas E. Robinson	81,269,835	2,004,408	28,305	5,439,276
Bridget M. Ryan-Berman	81,941,653	1,339,329	21,567	5,439,276
Allan L. Schuman	81,686,187	1,594,833	21,528	5,439,276
Steven B. Tanger	81,551,782	1,728,050	22,717	5,439,276
The second matter on which the common shareholders voted was the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
88,331,356	385,176	25,292	—
The third matter on which the common shareholders voted was the approval, on a non-binding basis, of the compensation of our named executive officers. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
66,571,542	16,620,790	110,217	5,439,276

Item 7.01    Regulation FD

On May 20, 2016, the Company issued a press release announcing the election of directors and officers to serve for the ensuing year.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1 Press release announcing the election of the Company's directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2016

TANGER FACTORY OUTLET CENTERS, INC.

By:     /s/ James F. Williams
James F. Williams
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

99.1    Press release announcing the election of the Company's directors and officers.